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                                                                    EXHIBIT 6(C)

                            BROKER-DEALER AGREEMENT
                            (Fully Disclosed Basis)

Concord Financial Group, Inc.
156 West 56th Street 19th Fl.
New York, New York  10019

Ladies and Gentlemen:

         We desire to enter into an Agreement with you for the sale of shares of beneficial interest or common stock of open-end registered investment companies (hereinafter referred to individually as a "Fund" and collectively as the "Funds") of which you are the principal underwriter as such term is defined in the Investment Company Act of 1940, as amended, and for which you are the exclusive agent for the continuous distribution of shares pursuant to the terms of a Distribution Agreement between you and each Fund. Unless the context otherwise requires, as used herein the term "Prospectus" shall mean the prospectus and related statement of additional information (the "Statement of Additional Information") incorporated therein by reference (as amended and supplemented of each of the respective Funds included in the then currently effective registration statement (or post-effective amendment thereto) of each such Fund, as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

         In consideration for the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

1. In all sales of Fund shares to the public, we shall act as dealer for our own account and in no transaction shall we have any authority to act as agent for any Fund, for you or for any other dealer.

2. All orders for the purchase of any Fund shares shall be executed at the then current public offering price per share (i.e., the net asset value per share plus the applicable sales load, if any) and all orders for the redemption of any Fund shares shall be executed at the net asset value per share, in each case as described in the Prospectus of such Fund. The minimum initial purchase order and minimum subsequent purchase order shall be as set forth in the Prospectus of such Fund. All orders are subject to acceptance or rejection by you at your sole discretion. Unless otherwise mutually agreed in writing, each transaction shall be confirmed promptly in writing directly to the customer on a fully disclosed basis and a copy of each confirmation shall be sent simultaneously to us. You reserve the right, at your discretion and without notice, to suspend the sale of shares or withdraw entirely the sale of shares of any or all of the Funds.

3. In ordering shares of any fund, we shall rely solely and conclusively on the representations contained in the Prospectus of such Fund. We agree that we shall not offer or sell shares of any Fund except in compliance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities. In connection with offers to sell and sales of shares of each Fund, we agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, at or prior to time of such offer or sale, a copy of the Prospectus and, upon request, the Statement of Additional Information of such Fund. We further agree to obtain from each customer to whom we sell Fund shares any taxpayer identification number certification required under Section 3406 of the Internal Revenue Code of 1954, as amended (the "Code"), and the regulations promulgated thereunder, and to provide you or your designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding in accordance with
Section 3406 of the Code and the regulations thereunder. Unless otherwise mutually agreed in writing, you shall deliver or cause to be delivered to each customer who purchases shares of any Funds from or through us copies of all annual and interim reports, proxy solicitation materials, and any other information and materials relating to such Funds and prepared by or on behalf of you, the Fund

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or its investment adviser, custodian, transfer agent or dividend disbursing agent for distribution to each such customer. You agree to supply us with copies of the Prospectus, Statement of Additional Information, annual reports, interim reports, proxy solicitation materials and any such other information and materials relating to each Fund in reasonable quantities upon request.

4. We shall not make any representations concerning any Fund shares other than those contained in the Prospectus of such Fund or in any promotional materials or sales literature furnished to us by you or the Fund. Except as otherwise provided in Paragraph 3 of this Agreement, we shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to any Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar material), except such information and materials as may be furnished to us by you or the Fund, and such other information and materials as may be approved in writing by you.

5. In determining the amount of any dealer reallowance payable to us hereunder, you reserve the right to exclude any sales which you reasonably determine are not made in accordance with the terms of the applicable Fund Prospectuses and the provisions of this Agreement. Unless at the time of transmitting an order we advise you to the contrary, the shares ordered will be deemed to be the specified investor(s) total holdings of Fund shares.

6.       (a)     In the case of any Fund shares sold with a sales load,
customers may be entitled to a reduction in sales load on purchases made from a Fund which utilizes a letter of intent ("Letter of Intent") in accordance with such Fund(s) Prospectus. In such case, our dealer reallowance will be paid based upon the reduced sales load, but adjustment to a higher dealer reallowance will be made in accordance with the Prospectus of the applicable Fund to reflect the investor(s) actual purchases if he should fail to fulfill his Letter of Intent. The sales load and or dealer reallowance may be changed at any time in your sole discretion upon written notice to us.

(b) Subject to and in accordance with the terms of the Prospectus of each Fund sold with a sales load, a reduced sales load may be applicable with respect to customer accounts through a right of accumulation under which customers are permitted to purchase shares of a Fund at the then current public offering price per share applicable to the total of (i) the dollar amount of shares then being purchased plus (ii) an amount equal to the then current net asset value or public offering price originally paid per share, whichever is higher, of the customer(s) combined holdings of the shares of such Fund and of any other open-end registered investment company as may be permitted by the applicable Fund Prospectus. In such case, we agree to furnish to you if orders are made by wire, or to the transfer agent as such term is defined in the Prospectus of each Fund (the "Transfer Agent") if orders are made by mail, sufficient information to permit your confirmation of qualification for a reduced sales load; acceptance of the purchase order is subject to such confirmation.

(c) With respect to Fund shares sold with a sales load, we agree to advise you promptly at your request as to amounts of any and all sales by us qualifying for a reduced sales load.

(d) Exchanges (i.e., the investment of the proceeds from the liquidation of shares of one open-end registered Investment company distributed by Concord Financial Group, Inc. or its affiliates in the shares of another open-end registered investment company distributed by Concord Financial Group, Inc. or its affiliates) shall, where available, be made subject to and in accordance with the terms of each Fund Prospectus.

7.       Subject to and in accordance with the terms of each Fund Prospectus and the Service Plan, If any, adopted by resolution of the board of directors or trustees and shareholders of any Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, we understand that you may pay to certain financial institutions (which may include banks), securities dealers and other industry professionals with which you have entered into a Service Agreement in substantially the form annexed hereto as Appendix A (or such other form as may be approved from time to time by the board of directors of trustees or the Fund) such fees as may be determined by you in accordance with such Service Agreement for shareholder and administrative services as described therein.
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8.       The procedures relating to all orders and the handling thereof will be subject to the terms of the Prospectus of each Fund and your written instructions to us from time to time. No conditional orders will be accepted. We agree to place orders with you immediately for the same number of shares and at the same price as any sales by us. We shall not withhold placing orders received from customers so as to profit ourselves as a result of such withholding by a change in the net asset value from that used in determining the offering price to such customers, or otherwise; provided, however, that the foregoing shall not prevent the purchase of shares of any Fund by us for our own bona fide investment. We agree that: (a) we shall not effect any transactions (including, without limitation, any purchases and redemptions) in any Fund shares registered in the name of, or beneficially owned by, any customer unless such customer has granted us full right, power and authority to effect such transactions on his behalf and (b) you, each Fund, each Transfer Agent and your and their respective officers, directors or trustees, agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by us from and against, any and all claims, demands, liabilities and expenses (including without limitation, reasonable attorneys (fees) which may be incurred by you or any of the foregoing persons entitled to indemnification from us hereunder arising out of or in connection with the execution of any transactions in Fund shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of us.

9.       (a)     We agree to pay for purchase orders of any Fund shares from us in accordance with the terms of the Prospectus of the applicable Fund. On or before the settlement date of each purchase order for shares of any Fund, we shall either (i) remit to an account designated by you with the Transfer Agent an amount equal to the then current public offering price of the shares of such Fund being purchased less our dealer reallowance, if any, with respect to such purchase order as determined by you in accordance with the terms of the applicable Fund Prospectus, or (ii) remit to an account designated by you with the Transfer Agent an amount equal to the then current public offering price of the shares of such Fund being purchased without deduction for our dealer reallowance, if any, with respect to such purchase order as determined by you in accordance with the terms of the applicable Fund Prospectus, in which case our dealer reallowance, if any, shall be payable to us on at least a monthly basis. If payment for any purchase order is not received in accordance with the terms of the applicable Fund Prospectus, you reserve the right, without notice, to cancel the sale and to hold us responsible for any loss sustained as a result thereof.

(b) If any shares sold to us under the terms of this Agreement are sold with a sales load and are redeemed for the account of the Fund or are tendered for redemption within seven (7) days after confirmation of our purchase order for such shares: (i) we shall forthwith refund to you the full dealer reallowance received by us on the sale; and (ii) you shall forthwith pay to the Fund your portion of the sales load on the sale which had been retained by you and shall also pay to the Fund the amount refunded by us.

10. Certificates for shares sold to us hereunder shall only be issued in accordance with the terms of each Fund Prospectus upon our customer(s) specific request and, upon such request, shall be promptly delivered to us by the Transfer Agent unless we make other arrangements. However, in making delivery of such share certificates to us, the Transfer Agent shall have adequate time to clear any checks drawn for the payment of Fund shares.

11.      We hereby represent and warrant to you that:

(a) we are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we were organized;

(b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorization and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained; and

(c) upon execution and delivery by us, and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and





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binding agreement, enforceable against us in accordance with its terms.

12. We further represent and warrant to you that we are a member of the NASD and, with respect to any sales in the United States, we agree to abide by all of the rules and regulations of the NASD, including, without limitation, its Rules of Fair Practice. We agree to comply with all applicable federal and state laws, rules and regulations. You agree to inform us, upon our request, as to the states in which you believe the shares of the Funds have qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but you shall have no obligation or responsibility as to our right to sell shares in any jurisdiction. We agree to notify you immediately in the event of (a) our expulsion or suspension from the NASD, or (b) our violation of any applicable federal or state law, rule or regulation arising out of or in connection with this Agreement or which may otherwise affect in any material way our ability to act as a dealer in accordance with the terms of this Agreement. Our expulsion from the NASD will automatically terminate this Agreement immediately without notice. Our suspension from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon your written notice to us of termination.

13.      (a)     You agree to indemnify, defend and hold us, our several
officers and directors, and any person who controls us within the meaning of
Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which we, our officers and directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon (i) any breach of any representation, warranty or covenant made by you herein, or (ii) any failure by you to perform your obligations as set forth herein, or (iii) any untrue statement, or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any Registration Statement or any Prospectus, or necessary to make the statements in any thereof not misleading; provided, however, that your agreement to indemnify us, our officers and directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to you or the Fund by us specifically for use in the preparation thereof. Your agreement to indemnify us, our officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against our officers or directors, or any such controlling person, such notification to be given by letter or by telex, telegram or similar means of same day delivery received by you at your address as specified in Paragraph 18 of this Agreement within seven
(7) days after the summons or other first legal process shall have been served. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the person against whom such action is brought by reason of any such breach, failure or untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than an account of your indemnity agreement contained in this Paragraph 13(a). You will be entitled to assume the defense of any suit brought to enforce any such claim, demand, liability or expense. In the event that you elect to assume the defense of any such suit and retain counsel, the defendant in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case you do not elect to assume the defense of any such suit, you will reimburse us, our officers and directors, or controlling persons named as defendants in such suit, for the fees and expenses of any counsel retained by us or them. Your indemnification agreement contained in this Paragraph 13(a) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of us, our officers and directors, or any controlling person, and shall survive the delivery of any Fund shares and termination of this Agreement. This agreement of indemnity will inure exclusively to our benefit, to the benefit of our several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors.





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(b)      We agree to indemnify, defend and hold you and your several officers and directors, and each Fund and its several officers and directors or trustees, and any person who controls you and/or each Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you and your several officers and directors or the Fund and its officers and directors or trustees, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon (i) any breach of any representation, warranty or covenant made by us herein, or (ii) any failure by us to perform our obligations as set forth herein, or (iii) any untrue, or alleged untrue, statement of a material fact contained in the information furnished in writing by us to you or any Fund specifically for use in such Fund(s) Registration Statement or Prospectus, or used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or arising out of or based upon any omission, or alleged omission to state a material fact in connection with such information furnished in writing by us to you or the Fund and required to be stated in such answers or necessary to make such information not misleading. Our agreement to indemnify you and your officers and directors, and the Fund and its officers and directors or trustees, and any such controlling person, as aforesaid, is expressly conditioned upon our being notified of any action brought against any person or entity entitled to indemnification hereunder, such notification to be given by letter or by telex, telegram or similar means of same day delivery received by us at our address as specified in Paragraph 18 of this Agreement within seven (7) days after the summons or other first legal process shall have been served. We shall have the right to control the defense of such action, with counsel of our own choosing satisfactory to you and the Fund, if such action is based solely upon such alleged misstatement or omission on our part and in any other event each person or entity entitled to indemnification hereunder shall have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify us of any such action shall not relieve us from any liability which we may have to you or your officers and directors, or the Fund or its officers and directors or trustees, or to any such controlling person, by reason of any such breach, failure or untrue, or alleged untrue statement or omission, or alleged omission, otherwise than on account of our indemnity agreement contained in this Paragraph 13(b). Our indemnification agreements contained in Paragraph 8 above and in this Paragraph 13(b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any person entitled to indemnification pursuant to Paragraph 8 above or this Paragraph 13(b), and shall survive the delivery of any Fund shares and termination of this Agreement. Such agreements of indemnity will inure exclusively to the benefit of the persons entitled to indemnification from us pursuant to this Agreement and their respective estates, successors and assigns.

14. The names and addresses and other information concerning our customers are and shall remain our sole property, and neither you nor your affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Paragraph 14 shall not prohibit you or any of your affiliates from utilizing for any purpose the names, addresses or other information concerning any of our customers if such names, addresses or other information is obtained in any manner other than from us pursuant to this Agreement. The provisions of this Paragraph 14 shall survive the termination of this Agreement.

15. We agree to serve as a service organization, in accordance with the terms of the form of Service Agreement annexed hereto as Appendix A, for all of our customers who purchase shares of any and all Funds whose Prospectuses provide for these of service organizations. By executing this Agreement, each of the parties hereto agrees to be bound by all terms, conditions, rights and obligations set forth in the form of Service Agreement annexed hereto as Appendix A and further agrees that such form of Service Agreement supersedes any and all prior service agreements between the parties hereto.

16. By completing the Expedited Redemption Information Form annexed hereto as Appendix B, we agree that you, each





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
mutual fund with respect to which you permit us to exercise an expedited redemption privilege, the transfer agent of each such fund, and your and their respective officers, directors or trustees, agents, employees and affiliates shall not be liable for and shall be fully indemnified and held harmless by us from and against any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorneys fees) arising out of or in connection with any expedited redemption payments made in reliance upon the information set forth in such Appendix B.

17. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

18. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at your offices, located at 156 West 56th Street, 19th Floor, New York, New York 10019 and all notices to us shall be given or sent to us at our address shown below.

19. This Agreement shall become effective only when accepted and signed by you, and may be terminated at any time by either party hereto upon fifteen (15) days prior written notice to the other party. All unfulfilled obligations, duties and liabilities of either party to the other as of the date of termination including, without limitation, all obligations of indemnification of either to the other. This Agreement may be amended only by a written instrument signed by both of the parties hereto and may not be assigned by either party without the prior written consent of the other party. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements between the parties hereto relating to the subject matter hereof.

20. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws.

         Very truly yours,


___________________________________
Name of Broker-Dealer
(Please Print or Type)


___________________________________


___________________________________
Address

Dated:_____________________________


By:________________________________
         Authorized Dealer

NOTE:
Please sign and return both copies of this Agreement to Concord Financial Group, Inc.
Upon acceptance a countersigned copy will be returned to you for your files.

         Accepted:
         CONCORD FINANCIAL GROUP, INC.


Dated:_____________________________


By:________________________________
         Authorized Dealer





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